Exhibit 99.2

Darling International Inc.

News Release
March 16, 2006

DARLING INTERNATIONAL ANNOUNCES CONFERENCE CALL AND WEBCAST FOR
ITS FOURTH QUARTER and FISCAL YEAR 2005 FINANCIAL RESULTS on MARCH 17, 2006

        Irving, Texas, March 16, 2006:   Darling International Inc. (AMEX: DAR)announced today that it will release its fourth quarter and full fiscal 2005 financial results after the market close on Thursday, March 16, 2006 and will host a conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Friday, March 17, 2006 to provide additional details about the Company's results.

        To listen to the conference call, participants calling from within North America may dial 800-475-2151; international participants may dial 973-582- 2792. Please call approximately ten minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio webcast that can be accessed on the Company website at http://www.darlingii.com/investors/investors.html or http://www.earnings.com.

        Following its completion, a replay of the call can be accessed until April 5, 2006 by dialing 877-519-4471 or 973-341-3080 outside of North America. The access code for the replay is 7133485. The conference call will also be archived on the Company's website for seven days.

ABOUT DARLING

        Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products - such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

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FOR MORE INFORMATION CONTACT: Brad Phillips, Treasurer Darling International Inc.	Phone: 972-717-0300